Exhibit 99.1

ACI Worldwide, Inc. 120 Broadway-Suite 3350 New York, NY 10271 646.348.6700 FAX 212.479.4000	News Release

For more information contact:

Tamar Gerber

Vice President, Investor Relations

646.348.6706

FOR IMMEDIATE RELEASE

ACI Worldwide, Inc. Receives Additional Notice from NASDAQ

(NEW YORK — December 21, 2007) — ACI Worldwide, Inc. (NASDAQ: ACIW) (the “Company”) today announced that on December 19, 2007 it received a written Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c) (14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The regulatory filing date for that Form 10-K was November 29, 2007 (the “2007 Form 10-K”).    NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

The Company was unable to timely file its 2007 Form 10-K for the reasons previously announced by the Company on November 28, 2007 due to the fact that the Company had not yet completed the procedures needed to close the fiscal 2007 financial year, primarily in the areas of income taxes and internal controls testing and evaluation. This initial delay was a result of the compressed timeframe stemming from the Company’s filing of four regulatory reports in the preceding four and half months.   Although the Company is substantially complete with its fiscal 2007 close, the Company’s filing of its 2007 Form 10-K was further delayed, as announced on December 17, 2007, due to the fact that the Company is reviewing certain tax deductions previously taken on its US federal tax returns for fiscal years September 30, 2004 through 2006.

The Company is still evaluating the impact to its financial statements, if any, from this analysis.  The Company intends to continue to devote all available resources with the objective of filing its fiscal 2007 Form 10-K as promptly as practicable.

The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the hearing panel, the Company’s common stock will continue to be traded on The NASDAQ Global Select Market.

About ACI Worldwide, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money.  Its products are used to process transactions involving credit cards, debit cards, mobile commerce, smart cards, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure.  The Company’s solutions are used in more than 2,050 product systems in 84 countries on six continents.  Visit ACI Worldwide, Inc. on the Internet at www.aciworldwide.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties.  Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to,” and words and phrases of similar impact.  The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s request for continued listing on NASDAQ.

Any or all of the forward-looking statements may turn out to be wrong.  They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties.  These factors include, without limitation, the risk that additional information may arise from the preparation of the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments than those previously disclosed. Consequently, no forward-looking statement can be guaranteed.  In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission.  For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on May 11, 2007, the Company’s Form 10-Q for the fiscal quarter ended December 31, 2006 filed on June 29, 2007, the Company’s Form 10-Q for the fiscal quarter ended March 31, 2007 filed on August 10, 2007, and the Company’s Form 10-Q filed on September 25, 2007 respectively, and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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